Exhibit 99.1

Contact

Stephen Cohen

Teneo Strategy for GulfMark Offshore

E-mail: stephen.cohen@teneostrategy.com

(212) 886-9332

NEWS RELEASE

GulfMark Reaches Agreement with Certain Noteholders on Debt Restructuring to Significantly Reduce Debt

●	Global Business Operations to Continue as Normal
●	Employees and Vendors Will Continue to be Paid in the Ordinary Course of Business

HOUSTON, May 16, 2017 -- GulfMark Offshore, Inc. (“GulfMark” or the “Company”) (OTCPink: GLFM) today announced that it reached an agreement with certain noteholders on a comprehensive financial restructuring that, when implemented, will strengthen the Company’s competitive and financial position. Holders of approximately 47% of the Company’s unsecured 6.375% senior notes due 2022 (the “Senior Notes”) have signed a Restructuring Support Agreement (the “RSA”).

Under the terms of the RSA, the Company will convert its outstanding Senior Notes to 35.65% of the equity in a reorganized GulfMark, resulting in the elimination of approximately $430 million in outstanding debt and approximately $27 million in annual interest payments. The Company will also launch a $125 million rights offering to holders of its Senior Notes for an additional 60% of the equity in a reorganized GulfMark, providing liquidity to fund its operations. The $125 million rights offering will be backstopped by certain holders of the Senior Notes. Existing shareholders will receive 0.75% of the equity as well as warrants for an additional 7.5% of the equity in the reorganized GulfMark. The warrants will have a 7-year term and an exercise price based on a reorganized overall equity value of $1 billion.

The restructuring will be implemented through a voluntary chapter 11 bankruptcy filing of the Company on or before May 21, 2017. The Company will continue its operations throughout the process. The Company has entered into a commitment letter, subject to certain conditions including execution of definitive documentation, for financing to support its operations during the process.

“The restructuring will enhance our competitive position when contracting with customers and vendors, and it will substantially strengthen our capital structure and liquidity,” said Quintin Kneen, President and Chief Executive Officer. “While the industry conditions remain challenging, this debt reduction and rights offering will significantly enhance GulfMark’s financial position.”

Mr. Kneen continued, “We will continue to focus on being the provider and employer of choice in the industry. Our employees’ dedication to providing safe and reliable services to our customers enables us to be the first call in the offshore vessel industry, and I want to thank them for their service to GulfMark. This restructuring enables us to continue meeting our ongoing obligations to all customers, employees, and vendors. We are confident that this step will position GulfMark to seize opportunities as the downturn continues and in the eventual market recovery.”

Additional information on the RSA will be filed with a Form 8-K with the U.S. Securities and Exchange Commission.

This press release does not constitute an offer to sell or purchase any securities, which would be made only pursuant to definitive documents and an applicable exemption from the Securities Act of 1933, as amended.

GulfMark has retained Weil, Gotshal & Manges LLP as legal counsel and Alvarez & Marsal North America, LLC and Evercore Group LLC as financial advisors.

About GulfMark Offshore

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of offshore support vessels serving every major offshore energy industry market in the world.

Forward Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words “believe,” “expect,” “expected to be,” “anticipate,” “plan,” “intend,” “foresee,” “forecast,” “continue,” “can,” “will,” “will continue,” “may,” “should,” “would,” “could” or other similar expressions that are intended to identify forward-looking statements. In addition, any statement concerning future financial performance, ongoing business strategies or prospects are also forward-looking statements as so defined. Statements in this press release that contain forward-looking statements may include, but are not limited to, statements regarding (i) our filing under Chapter 11 of the U.S. Bankruptcy Code as contemplated by the RSA, (ii) the $125 million rights offering contemplated by the RSA, (iii) the satisfaction of the conditions to the debtor-in-possession financing, including execution of definitive loan documents and (iv) future obligations, financial position, competitive position and growth opportunities. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future financial condition are based on our forecasts for our existing operations. Our forward-looking statements involve significant risks and uncertainties (many of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks of insufficient access to sources of liquidity; operational risk; the price of oil and gas and its effect on offshore drilling, vessel utilization and day rates; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where we operate; changes in competitive factors; and other material factors that are described from time to time in our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Consequently, these forward-looking statements should not be regarded as representations that the projected or anticipated outcomes can or will be achieved. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements. These forward-looking statements should not be regarded as representations that the projected or anticipated outcomes can or will be achieved. These forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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